EXHIBIT 3.1

SECOND AMENDED AND RESTATED
BY-LAWS
OF
NETWORK-1 TECHNOLOGIES, INC.

A DELAWARE CORPORATION

ARTICLE I

OFFICES

Section 1.   REGISTERED OFFICE.  The registered office of the Corporation shall be established and maintained at 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent, in the State of Delaware.

Section 2.   OTHER OFFICES.  The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3.   CORPORATE SEAL.    The corporate seal shall be circular and shall consist of a die bearing the name of the Corporation, the year of its creation and the words "Corporate Seal Delaware."  Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

ARTICLE III

STOCKHOLDERS' MEETINGS

Section 4.   PLACE OF MEETINGS.  Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 2 hereof.  The Board of Directors may, at any time prior to the holding of a meeting of stockholders (annual or special), and for any reason, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting.

Section 5.   ANNUAL MEETING.  Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.  If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 6.   SPECIAL MEETINGS.

(a)    Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation (as the same may be amended or restated, the "Certificate of Incorporation"), by (i) the Chairman of the Board of Directors, (ii) Chief Executive Officer, or (iii) the Board of Directors, and shall be called by the President or Secretary at the request in writing of holders of a majority of the voting power of all the shares of the Corporation entitled to vote thereat.

(b)   Only such business (including nominations and elections of directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these By-laws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these By-laws. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 8(b) of these By-laws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting; provided, however, in the event that less than 100 days notice or prior public disclosure of the date of such special meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the 10th day following the earlier of (i) the day on which notice of the special meeting was mailed, or (ii) such public disclosure was first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

Section 7.   NOTICE OF MEETINGS.  Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date, time and purpose or purposes of the meeting.  Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.   ADVANCE NOTICE PROCEDURES.

(a)     Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) as specified by the Corporation's notice of meeting by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in these By-laws and at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in these By-laws and applicable law.  The foregoing clause (iii) of this Section 8(a) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the Corporation's notice of meeting) before an annual meeting of stockholders.

(b)     Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 8(a)(iii) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting provided, however, in the event that less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the 10th day following the earlier of (i) the day on which notice of the annual meeting was mailed, or (ii) such public disclosure was first made of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the given of a stockholder's notice as described above.

To be in proper form, a stockholder's notice (whether given pursuant to this paragraph (b) or Section 6(b)) to the Secretary must:

(i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner) (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any; (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (4) any short interest of such stockholder or beneficial owner, if any, in any security of the Corporation (for purposes of these By-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related  fees  (other  than  an  asset-based  fee)  that  such  stockholder  or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's or beneficial owner's immediate family sharing the same household; (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (D) a representation (1) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (2) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or  form  of  proxy  to  holders  of  at  least  the  percentage  of  the  Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration); and (C) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder; and

(iii) set forth or provide, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person; (D) a completed and signed questionnaire, and written representation and agreement, each as required by Section 8(c) of these By-laws; (E) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (F) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c)     To be eligible to be a nominee for election or reelection as a director of the Corporation (whether at an annual or special meeting), a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these By-laws and applicable law) to the Secretary at the principal executive offices of the Corporation:

(i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request); and

(ii) a  written  representation  and  agreement  (in  the  form  provided  by  the Secretary upon written request) that such person (A) is not and will not become a party to (1)  any  agreement,  arrangement  or  understanding  with,  and  has  not  given  any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) if elected as a director of the Corporation, intends to serve a full term, and (D) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by its Board of Directors.

Section 9.   QUORUM.   At all meetings of stockholders,  except where otherwise provided by statute or by the Certificate of Incorporation, or by these By-laws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the Chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.  Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of Directors) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 10. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Board of Directors or by the Chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11. VOTING RIGHTS.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 13 of these By-laws, shall be entitled to vote at any meeting of stockholders.   Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used.  An agent so appointed need not be a stockholder.  Elections of Directors need not be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 12. JOINT OWNERS OF STOCK.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more person share the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each  faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the General Corporation Law of Delaware (the "Delaware General Corporation Law").   If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) shall be a majority or even-split in interest.

Section 13. LIST OF STOCKHOLDERS.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held.  The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 14. ACTION WITHOUT MEETING.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery in a manner permitted by applicable law.

Section 15. ORGANIZATION.

(a)     At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is absent, or designates the next senior officer present to so act, the President, or, if the President is absent, the most senior Vice President present, or, in the absence of any such officer, a Chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as Chairman.  The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as Secretary of the meeting.

(b)     The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (i) to prescribe an agenda for the meeting, (ii) to adjourn or recess the meeting, (iii) to silence or expel persons to ensure the orderly conduct of the meeting, (iv) to declare motions or persons out of order, (v) to impose reasonable time limits on questions and remarks by any stockholder, (vi) to limit the number of questions a stockholder may ask, (vii) to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, (viii) to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, (ix) to determine when the polls shall be closed, (x) to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders  confirming  their  status  as  beneficial  owners,  and  the  proxies  of  such  record and beneficial holders, (xi) to restrict the use of audio or video recording devices at the meeting, and (xii) to prescribe any other rules and procedures for maintaining order at the meeting and the safety of those present.  Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 16. NUMBER AND TERM OF OFFICE.  The number of Directors which shall constitute the whole of the Board of Directors shall be no less than three (3).  The number of Directors shall be determined from time to time by resolution adopted by the Board of Directors.  At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

The  number  of  Directors  which  constitute  the  whole  Board  of  Directors  of  the Corporation shall be designated in the By-laws of the Corporation or by resolution adopted by the Board of Directors.  Vacancies occurring on the Board of Directors for any reason may be filled solely by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.   Directors need not be stockholders unless so required by the Certificate of Incorporation.  If, for any reason, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-laws.

Section 17. POWERS.  The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 18. VACANCIES. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled solely by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his or her successor shall have been duly elected and qualified.  A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected to elect the number of Directors then constituting the whole Board of Directors.

Section 19. RESIGNATION.  Any Director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective upon delivery to the Corporation.  When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20. REMOVAL.  Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual Director, may be removed from office, with or without cause.

Section 21. MEETINGS.

(a)     Annual Meetings.  The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held.  No notice of an annual meeting of the Board of Directors shall be necessary and such  meeting shall  be  held  for  the purpose  of  electing  officers  and  transacting such  other business as may lawfully come before it.

(b)     Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

(c)     Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the Directors.

(d)     Telephone Meetings.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)     Notice of Meetings.  Written notice of the time and place of all special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)     Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.   All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. QUORUM AND VOTING.

(a)     A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 16 of these By-laws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for  the  next  regular  meeting  of  the  Board  of  Directors,  without  notice  other  than  by announcement at the meeting.

(b)     At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of the majority of the Directors present, unless a different vote is required by law, the Certificate of Incorporation or these By-laws.

Section 23. ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 24. FEES AND COMPENSATION.  Directors  shall  be  entitled  to  such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. COMMITTEES.

(a)     Executive Committee.  The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors.  The Executive Committee, to the extent permitted  by law and  specifically granted  by the Board  of  Directors,  shall  have,  and  may exercise when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders of the Corporation a dissolution of the Corporation or a revocation of a dissolution or to amend these By-laws.

(b)     Other Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law.   Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these By-laws.

(c)     Term.  Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors.  The Board of Directors, subject to the provisions of subsections (a) or (b) of this By-law may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)     Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and place as are determined by the Board of Directors, or by any such committee and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. ORGANIZATION.   The Chairman of the Board shall preside at every meeting of the Board of Directors, if present.  In the case of any meeting, if there is no Chairman of the Board or if the Chairman is not present, a Chairman chosen by a majority of the directors present shall act as Chair of such meeting.  The Secretary of the Corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as Secretary of the meeting.

ARTICLE V

OFFICERS

Section 27. OFFICERS  DESIGNATED.  The officers  of  the  Corporation  shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer, all of whom shall be elected at the annual organizational meeting of the Board of Directors.  The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary.   The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. TENURE AND DUTIES OF OFFICERS.

(a)     General.   All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)     Duties of the Chief Executive and Chief Operating Officers.   Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control, of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; and subject to the control of the Chief Executive Officer, the Chief Operating Officer (if designated) shall have general operating charge, management and control, of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities.  The Chief Executive Officer and, if and to the extent designated by the Chief Executive Officer, the Chief Operating Officer, may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation, and each shall have such other powers and duties as are designated in accordance with these By-laws and as from time to time may be assigned to each by the Board of Directors.

(c)     Duties of President.  Unless the Board of Directors otherwise determines, subject to the control of the Chief Executive Officer, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a Director) of the Board of Directors, and the President shall have such other powers and duties as designated in accordance with these By- laws and as from time to time may be assigned to him by the Board of Directors.

(d)     Duties of Vice Presidents.  If and to the extent determined by the Board of Directors, the Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant.  The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)     Duties of Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation.  The Secretary shall give notice in conformity with these By-laws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice.  The Secretary shall perform all other duties given in these By-laws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President, shall designate from time to time.

(f)     Duties of Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chairman of the Board or the President.  The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation.  The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President shall designate from time to time.  The Chairman of the Board or the President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President shall designate from time to time.

Section 29. DELEGATION OF AUTHORITY.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. RESIGNATIONS.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 31. REMOVAL.  Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of all of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32. EXECUTION OF CORPORATE INSTRUMENTS.  The  Board  of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these By-laws, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chief Executive Officer, or the President or any Vice President, and by the Secretary or Chief Financial Officer or Treasurer or any Assistant Secretary or Assistant Treasurer.  All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositories on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, Chief Executive Officer, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34. FORM AND EXECUTION OF CERTIFICATES.  Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, or the President or any Vice President and by the Secretary or Chief Financial Officer or Treasurer or any Assistant Treasurer or Assistant Secretary, certifying the number of shares owned by him in the Corporation.  Where such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued.

Section 35. LOST CERTIFICATES.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 36. TRANSFERS.

(a)     Transfers of record of shares of stock of the Corporation shall be made only on its books by the holders thereof, in person or by attorney duly authorized and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)     The Corporation  shall  have  power  to  enter  into  and  perform  any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

Section 37. FIXING RECORD DATES.

(a)     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.   If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 38. REGISTERED STOCKHOLDERS.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 39. EXECUTION OF OTHER SECURITIES.  All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 34), may be signed by the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such  seal  imprinted  thereon  and  attested  by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer or Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other  corporate  security  nevertheless  may  be  adopted  by  the  Corporation  and  issued  and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX

DIVIDENDS

Section 40. DECLARATION OF DIVIDENDS.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 41. DIVIDEND RESERVE.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 42. FISCAL YEAR.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 43. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

(a)     Directors and Executive Officers.  The Corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the Corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its Directors, officers, employees or other agents unless (1) such  indemnification  is  expressly  required  to  be  made  by  law,  (2) the  proceeding  was authorized by the Board of Directors of the Corporation or (3) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.

(b)     Other Officers, Employees and Other Agents.  The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

(c)     Good Faith.

(1)     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

(2)     The provisions of this paragraph (c) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

(d)     Expenses.  The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this By-law or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this By-law, no advance shall be made by the Corporation if a determination is reasonably and promptly made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(e)     Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and executive officers under this By-law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the Director or executive officer.   Any right to indemnification or advances granted by this By-law to a Director or executive officer shall be enforceable  by  or  on  behalf  of  the  person  holding  such  right  in  any  court  of  competent jurisdiction if (1) the claim for indemnification or advances is denied, in whole or in part, or (2) no disposition of such claim is made within ninety (90) days of request therefor.   The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim to the fullest extent permitted by law.  The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed.   Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because  such person has met the applicable standard of conduct set  forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(f)     Non-Exclusivity of Rights.   The rights conferred on any person by this By-law shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The Corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(g)     Survival of Rights.   The rights conferred on any person by this By-law shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h)     Insurance.  To  the  fullest  extent  permitted  by  the  Delaware  General Corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this By- law.

(i)     Amendments.  Any repeal or modification of this By-law shall only be prospective and shall not affect the rights under this By-law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(j)     Saving Clause.  If this By-law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and executive officer to the full extent not prohibited by any applicable portion of this By-law that shall not have been invalidated, or by any other applicable law.

(k)     Certain  Definitions.  For  the  purposes  of  this  By-law,  the  following definitions shall apply:

(1)     The  term  "proceeding"  shall  be  broadly  construed  and  shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)     The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)     The  term  the  "Corporation"  shall  include,  in  addition  to  the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-law with respect to the resulting or surviving corporation  as  he  would  have  with  respect  to  such  constituent  corporation  if  its  separate existence had continued.

(4)     References to a "Director", "officer", "employee", or "agent" of the Corporation shall include without limitation, situations where such person is serving at the request  of  the  Corporation  as  a  director,  officer,  employee,  trustee  or  agent  of  another corporation, partnership, joint venture, trust or other enterprise.

(5)    References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this By-law.

ARTICLE XII

NOTICES

Section 44. NOTICES.

(a)     Notice to Stockholders.  Whenever, under any provisions of these By- laws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to such stockholder's last known post office address as shown by the stock record of the Corporation or its transfer agent.

(b)     Notice to Directors.  Any notice required to be given to any Director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

(c)     Address Unknown.  If no address of a stockholder or Director be known, notice may be sent to the office of the Corporation required be maintained pursuant to Section 2 hereof.

(d)     Affidavit of Mailing.  An  affidavit  of  mailing,  executed  by  a  duly authorized and competent employee of the Corporation or its transfer agent appointed with respect  to  the  class  of  stock  affected,  specifying  the  name  and  address  or  the  names  and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

(e)     Time Notices Deemed Given.  All  notices  given  by  mail,  as  above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at the time of transmission.

(f)     Methods of Notices.   It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(g)     Failure to Receive Notice.  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent such person in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

(h)     Notice to Person with Whom Communication Is Unlawful.   Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or By-laws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(i)     Notice to Person with Undeliverable Address.     Whenever  notice  is required to be given, under any provision of law or the Certificate of Incorporation or By-laws of the Corporation, to any stockholder to whom (1) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (2) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person's address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII

AMENDMENTS

Section 45. AMENDMENTS.  Except  as  otherwise  set  forth  in  paragraph (i)  of Section 43 of these By-laws, or as provided in the Certificate of Incorporation, the Board of Directors shall have power to make, alter, amend and repeal these By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the Board of Directors  under the powers conferred hereby may be  altered,  amended or  repealed  by the directors or by the stockholders. Notwithstanding the foregoing, these By-laws shall not be altered, amended or repealed by action of the stockholders and no provision inconsistent therewith shall be adopted by the stockholders without the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE XIV

FORUM FOR ADJUDICATION OF DISPUTES

Section 46. FORUM FOR ADJUDICATION OF DISPUTES.  To the fullest extent provided by law, and unless the Corporation consents in writing to the selection of an alternative forum, Internal Corporate Claims shall be brought solely and exclusively in the courts of the State of Delaware; provided, however, that an Internal Corporate Claim may be brought in another forum if the courts of the State of Delaware cannot exercise personal jurisdiction over all necessary parties or lack subject matter jurisdiction over the claim.  Internal Corporate Claims: means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the General Corporation Law of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.